Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
100 S. Charles Street Suite 1200 Baltimore, MD 21201 T 443.392.9400 F 443.392.9499 nelsonmullins.com

April 26, 2018

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

10 Terrace Road

Ladera Ranch, California 92694

Re:	Registration Statement on Form S-11 (Registration No. 333-220646)

Ladies and Gentlemen:

We have served as Maryland counsel to Strategic Student & Senior Housing Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the Company’s offering of up to $1,095,000,000 worth of shares (the “Shares”) of common stock of the Company, $0.001 par value per share, consisting of Class A common stock, Class T common stock, and Class W common stock (collectively, “Common Stock”), to be issued pursuant to a registration statement on Form S-11 dated September 26, 2017, as amended to date (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). Up to $1 billion in Shares are issuable in the Company’s primary offering pursuant to subscription agreements (the “Subscription Agreements”) and up to $95 million in Shares are issuable pursuant to the Company’s distribution reinvestment plan (the “DRP”). The Company has reserved the right to reallocate shares of Common Stock being offered among the classes of Common Stock and between the Company’s primary offering and the DRP. Unless otherwise defined in this opinion of counsel (this “Opinion”), capitalized terms used in this Opinion shall have the meanings assigned to them in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively referred to as the “Documents”):

1.	the Registration Statement and the related form of prospectus included in the Registration Statement (including, without limitation, the form of Subscription Agreement attached to the prospectus as Appendix A and the DRP attached to the prospectus as Appendix B) in the form in which it was transmitted to the Commission under the 1933 Act;

2.	the First Articles of Amendment and Restatement of the Company, as filed with the Registration Statement, which were filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on January 30, 2017 and as amended by the Articles of Amendment filed with the SDAT on May 26, 2017 (the “Charter”);

CALIFORNIA | COLORADO | DISTRICT OF COLUMBIA | FLORIDA | GEORGIA | MARYLAND | MASSACHUSETTS | NEW YORK

NORTH CAROLINA | SOUTH CAROLINA | TENNESSEE | WEST VIRGINIA

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

April 26, 2018

3.	the two forms of Articles of Amendment to the Company’s First Articles of Amendment and Restatement (collectively, the “Articles of Amendment”), to be filed with the SDAT at or prior to effectiveness of the Registration Statement;

4.	the form of Articles Supplementary to the Company’s First Articles of Amendment and Restatement (the “Articles Supplementary”), to be filed with the SDAT at or prior to effectiveness of the Registration Statement;

5.	the Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

6.	a certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

7.	resolutions adopted by the board of directors of the Company relating to the registration, sale, and issuance of the Shares and the adoption of the DRP (the “Resolutions”), certified as of the date hereof by an officer of the Company; and

8.	such other documents and matters, certified or otherwise identified to our satisfaction, as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations, and qualifications stated in this Opinion.

In expressing the opinion set forth below, we have assumed, with your consent, that:

A.	Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent and duly authorized to do so.

B.	Other than with respect to the authorizations of the Company, the Documents have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding, and enforceable obligations of, each respective party to the Documents, all of the signatories to such Documents have been duly authorized to do so, and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver, and perform such Documents.

C.	All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements, and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver by the Company of any provision of any of the Documents, by action or omission of the parties or otherwise. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Documents and certificates and statements of appropriate representatives of the Company.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

April 26, 2018

D.	The Shares will not be issued or transferred in violation of any restriction or limitation on transfer and ownership of shares of stock of the Company contained in Article VI of the Charter.

Based upon the foregoing, and subject to the assumptions, limitations, and qualifications stated in this Opinion, it is our opinion that the issuance of the Shares has been duly authorized and, if issued and delivered as of the date of the Registration Statement against payment therefor in accordance with the Resolutions, Charter, Articles of Amendment, Articles Supplementary, Subscription Agreements, the Registration Statement, and any applicable Blue Sky laws, the Shares will be validly issued, fully paid and non-assessable. No opinion is expressed in this Opinion as to any matter other than the legality of the Shares.

In addition to the assumptions, comments, qualifications, limitations, and exceptions set forth above, the opinions set forth in this Opinion are further limited by, subject to, and based upon the following assumptions, comments, qualifications, limitations, and exceptions:

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion in this Opinion concerning the laws of any other jurisdiction. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed in this Opinion would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

The opinion expressed in this Opinion is limited to the matters specifically set forth in this Opinion and no other opinion shall be inferred beyond the matters expressly stated. The opinion set forth in this Opinion is made as of the date of this Opinion and is subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. We assume no obligation to supplement this opinion if any applicable law changes by legislation, judicial decision, or otherwise after the date of this Opinion or if we become aware of any fact that might change the opinion expressed in this Opinion after the date of this Opinion.

The opinion contained in this Opinion may be limited by (a) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination, (b) general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (c) an implied covenant of good faith and fair dealing.

This opinion is being delivered by us in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

April 26, 2018

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of the name of our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP
NELSON MULLINS RILEY & SCARBOROUGH LLP